UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(B) OR (G) OF THE

SECURITIES EXCHANGE ACT OF 1934

Sound Point Meridian Capital, Inc.

(Exact name of registrant as specified in its charter)

Delaware	88-2315951
(State of incorporation or organization)	(IRS Employer Identification No.)

375 Park Avenue, 34th Floor New York, NY	10152
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
8.00% Series A Preferred Shares due 2029, par value $0.001 per share	New York Stock Exchange

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-282187

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The securities (the “Shares”) to be registered hereunder are shares of 8.00% Series A Preferred Shares due 2029, par value $0.001 per share, of Sound Point Meridian Capital, Inc. (the “Registrant”). The Shares are expected to be listed on the New York Stock Exchange and to trade thereon within 30 days of the date of the Prospectus (as defined below) under the trading symbol “SPMA.”

A description of the Shares is contained under the headings “Summary of Offering,” “Distribution Policy,” “Dividend Reinvestment Plan,” “Description of Our Series A Preferred Shares” and “U.S. Federal Income Tax Matters” in the preliminary prospectus dated October 24, 2024 (the “Preliminary Prospectus”) included in the Registrant’s registration statement on Form N-2 (as amended from time to time, the (“Registration Statement”), as filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and the Investment Company Act of 1940, as amended (Registration Nos. 333-282187 and 811-23881, respectively), and under the headings “Summary of Offering,” “Distribution Policy,” “Dividend Reinvestment Plan,” “Description of Our Series A Preferred Shares” and “U.S. Federal Income Tax Matters” in the prospectus dated October 31, 2024 (the “Prospectus”), as filed with the Commission under the Securities Act on November 4, 2024. The descriptions of the Shares contained in the Preliminary Prospectus and Prospectus and in any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed with the Commission under the Securities Act are hereby incorporated by reference herein.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, the documents listed below are filed as exhibits to this Registration Statement:

Exhibit Number	Description
3.1	Certificate of Conversion*
3.2	Certificate of Incorporation*
3.3	Amended and Restated Certificate of Incorporation*
3.4	Certificate of Designation dated October 31, 2024**
3.5	Bylaws*

*	Previously filed on June 11, 2024 with the Registrant’s Registration Statement on Form N-2 (File No. 333-272541) and incorporated by reference herein.
**	Filed herewith.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SOUND POINT MERIDIAN CAPITAL, INC.

By:	/s/ Ujjaval Desai
Name:	Ujjaval Desai
Title:	Chief Executive Officer

Date: November 4, 2024

2